CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), is made and entered into as of this 13th day of February, 2006 by and between Bluestar Health, Inc., a Colorado corporation (“Bluestar” or the “Company”) and Alfred Oglesby, an individual (“Oglesby” or the “Consultant”).

RECITALS

WHEREAS, the Company wishes to engage the consulting services of Consultant; and

WHEREAS, Consultant wishes to provide the Company with consulting services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.	CONSULTING SERVICES

The Company hereby authorizes, appoints and engages the Consultant, and Consultant agrees to be available to consult with the Company’s officers and directors over the next twelve (12) months following the date of this Agreement, on projects agreed to in writing by the parties. The Company may request Consultant to work on projects in the following areas (the “Consulting Services”):

(a)   Provide counsel regarding mergers and acquisitions, recapitalizations, and restructurings;

(b)   Assist in getting the Company listed on a national securities exchange, and

(c)   Act as a liaison between the Company and the lawyers and accountants concerning the Company’s ongoing obligations as a reporting company;

Throughout this Agreement, the term “Consultant” shall include any and all employees or independent contractors of Consultant that performs services for the Company.

2.	TERM OF AGREEMENT

This Agreement shall be in full force and effect as of the date hereof and extend for a period of twelve (12) months. At the end of the twelve month term, this Agreement will automatically renew for additional twelve (12) month periods with the COMPANY paying CONSULTANT the same compensation as the initial twelve (12) month period unless this Agreement is terminated by COMPANY upon thirty (30) days written notice before the end of any twelve (12) month period.

3.	COMPENSATION TO CONSULTANT

(a)   The Consultant’s compensation for the Consulting Services shall be One Million (1,000,000) shares of common stock (the “Shares”) of the Company that will be registered on a Form S-8 and issued to the Consultant no later than thirty (30) days (the “Compensation Delivery Date”) after the closing of the transactions contemplated by that certain Asset Purchase Agreement dated February 9, 2006 by and between Bluestar, on the one hand, and Gold Leaf Homes, Inc., a Texas corporation (“Gold Leaf”), and Tom Redmon, the sole shareholder of Gold Leaf, on the other hand.

If the Consultant does not receive the Shares on or before the Compensation Delivery Date, the Consultant shall be entitled to elect to receive from the Company either (i) the Shares or (ii) Seven Hundred Fifty Thousand Dollars ($750,000) (the “Cash Payment”) in lieu of the Shares. The Cash Payment shall be secured by a security interest in all of the assets of the Company.

(b)   If the Company lists securities on a national securities exchange, including the NASDAQ Small Cap Market, during the term of this Agreement, the Company shall issue Two Million (2,000,000) shares of common stock (the “Bonus Shares”) of the Company that will be registered on a Form S-8 and issued to the Consultant no later than thirty (30) days (the “Bonus Delivery Date”) after the Company’s securities become listed.

Consultant understands that NO DEDUCTION FOR FEDERAL, STATE OR OTHER GOVERNMENTAL SUBDIVISION TAXES OR CHARGES OF ANY TYPE WILL BE MADE FROM THE AMOUNT DUE CONSULTANT UNDER THE TERMS OF THIS AGREEMENT. CONSULTANT FULLY AND COMPLETELY UNDERSTANDS THAT IT IS SOLELY AND TOTALLY RESPONSIBLE FOR THE PAYMENT OF ALL SUCH TAXES OR CHARGES. At the end of the calendar year, Consultant shall receive a Form 1099 notifying the Internal Revenue Service of all compensation paid to Consultant by the Company.

4.	CONFIDENTIALITY

Consultant will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any proprietary information or confidential information or know-how belonging to the Company, whether or not it is in written or permanent form, except to the extent necessary to perform the services under this Agreement. On termination of Consultant’s services to the Company, or at the request of the Company before termination, Consultant shall deliver to the Company all material in Consultant’s possession relating to the Company’s business. The obligations concerning proprietary information extend to information belonging to customers and suppliers of the Company about whom the Consultant may have gained knowledge as a result of performing services for the Company.

5.	TERMINATION

The Company shall have the right to terminate this Agreement at any time in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the Consultant. Consultant shall have the right to terminate this Agreement at any time if the Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for compensation as set forth in this Agreement. Other than as described herein, this Agreement can only be terminated in a writing signed by both parties.

6.	REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant represents and warrants to and agrees with the Company that:

(a)   This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

(b)   The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultant’s current employment or any other arrangements to which Consultant is a party.

7.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants, covenants to and agrees with Consultant that:

This Agreement has been duly authorized, and executed by the Company and is a binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

The Company hereby agrees to pay the following expenses of Consultant:

(a)   Office overhead. The Company shall pay $6,000 per month to Consultant from April 1, 2006 through the remainder of the term of this Agreement for office space and operational expenses, paid in stock or cash at 100% of the closing bid price on the date due at Consultant’s election.

(b)   Healthcare benefits. The Company shall pay for complete healthcare benefits for Consultant and Consultant’s family for a period of twenty four (24) months.

(c)   Business expenses. The Company shall pay Consultant in advance for all reasonable business expenses, including, but not limited to, a $5,000 budget for each traveling engagement. In the event a traveling engagement is extended, the Company shall cover additional reasonable expenses.

8.	INDEPENDENT CONTRACTOR

Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

9.	NOTICES

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, and may only be delivered or sent via hand delivery, facsimile, or by overnight courier, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to the Company:	Bluestar Health, Inc.
19901 Southwest Freeway, Suite 209
Sugar Land, TX, 77479
Attn: President
Facsimile No.: (281) 207-5486

If to Consultant:	Alfred Oglesby

Facsimile (___)

10.	ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

11.	CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the County of Harris, State of Texas.

12.	ENTIRE AGREEMENT

Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

13.	SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

14.	CAPTIONS

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

15.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

16.	MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

17.	ATTORNEYS FEES

Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Company”	“Consultant”

Bluestar Health, Inc.,
a Colorado corporation

/s/ Alfred Oglesby	/s/ Alfred Oglesby
By: Alfred Oglesby	Alfred Oglesby
Its: President

/s/ Tom Redmon
By: Tom Redmon
Its: Incoming President